Filed Pursuant to Rule 424(b)(5)

Registration No. 333-200410

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 20, 2014)

[ ] Shares

iBio, Inc.

Common Stock

iBio, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), is offering [ ] shares of our common stock, par value $0.001 per share, pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on NYSE American under the ticker symbol “IBIO”. On November 27, 2017, the last reported sale price per share of our common stock was $[ ] per share.

The aggregate market value of our outstanding voting common stock held by non-affiliates, based upon a closing sale price of our common stock on October 20, 2017 of $0.37, was $21,286,040.80. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period so long as our public float remains below $75 million. As of the date hereof, excluding the securities offered hereby, no shares of our securities have been sold pursuant to General Instruction I.B.6 of Form S-3 during the preceding 12 months.

Our business and an investment in our common stock involve significant risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 9 of the accompanying prospectus to read about factors that you should consider before making an investment decision.

The underwriter has a 45-day option to purchase an additional [ ] shares of our common stock.

	Per share	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over- Allotment Option
Public offering price	$	$	$
Underwriter discount(1)	$	$	$
Underwriter discount (pre-existing relationship investors)(2)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)	The underwriter will receive a discount of 7% to the public offering price with respect to any shares purchased in this offering by investors, other than certain investors who have a pre-existing relationship with us. In addition to the underwriting discounts listed in the table above, we have agreed to issue the underwriter shares of our common stock equal to 2% of the aggregate shares of common stock sold in this offering, other than shares of common stock sold to certain investors who have a pre-existing relationship with us, and to reimburse the underwriter for certain of expenses with respect to this offering, as described under “Underwriting” on page S-14 of this prospectus supplement.
(2)	The underwriter will receive a discount of 3.5% to the public offering price with respect to any shares purchased in this offering by certain investors who have a pre-existing relationship with us. .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect to deliver the shares on or about December 1, 2017.

Aegis Capital Corp.

Sole Underwriter

The date of this prospectus supplement is November 28, 2017

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-200410) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 20, 2014, and that was declared effective on December 2, 2014.

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated December 2, 2014, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectus that we have authorized for use in connection with this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We and the Underwriter have not authorized anyone to provide you with different or additional information. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our affairs.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “iBio,” the “Company,” “we,” “us” and “our” refer to iBio, Inc. and its subsidiaries.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the factors described under the heading “Risk Factors” in this prospectus supplement beginning on page S-6 and page 9 of the accompanying prospectus, together with any free writing prospectus we have authorized for use in connection with this offering and the financial statements and all other information incorporated by reference in this prospectus supplement and the accompanying prospectus. When used in this prospectus supplement and the accompanying prospectus, except where the context otherwise requires, the terms “iBio,” “we,” “us” and “our” refer to iBio, Inc. and its subsidiaries.

Our Company

iBio is a biotechnology company focused on using our proprietary technologies and production facilities to provide product development and manufacturing services to clients, collaborators and third-party customers as well as developing and commercializing our own product candidates. Our assets and capabilities include proprietary and transformative methods for the development, improvement, and production of biologics in hydroponically grown, transiently-transfected green plants. We harness the natural protein production capability plants use to sustain their own growth, and direct it, instead, to produce proteins for a range of applications including vaccines, biopharmaceuticals and commercial intermediates, and also to create and produce proprietary derivatives of pre-existing products with improved properties.

We and our collaborators have used our technologies successfully with a diverse range of product candidates including products against fibrotic diseases, vaccines, enzyme replacements, monoclonal antibodies, and recombinant versions of marketed products that are currently derived from human blood plasma. However, we presently intend to further develop products only in certain of those categories. Our current pipeline is comprised of proprietary candidates for the treatment of a range of fibrotic diseases, including systemic scleroderma and idiopathic pulmonary fibrosis. IBIO-CFB03, based on exclusively in-licensed university patents and newer patent applications filed by iBio, is our lead therapeutic candidate being advanced for Investigational New Drug Application (“IND” development. On an ongoing basis, we evaluate product candidate opportunities originating in both academic institutions and corporate research programs, to which iBio technologies can add value, as potential opportunities for iBio.

In 2003, we engaged the Fraunhofer-Gesellschaft organization through an agreement with Fraunhofer USA, Inc., acting through its Center for Molecular Biotechnology (“Fraunhofer”), in Newark, Delaware, an unincorporated unit of Fraunhofer USA, Inc. that is operated as part of an institute of the German organization, the Fraunhofer Institute for Molecular Biology and Applied Ecology, as our outsourced research and development contractor. Fraunhofer was contractually obligated to provide research and development services in the field of plant-based gene expression and protein products exclusively pursuant to agreements with us and our predecessor companies through 2014, and to use commercially reasonable efforts to enhance, improve and expand the technology for us. With the structural foundation of Fraunhofer’s exclusive obligations to us, we established a business model that we expected to enlarge and broaden the scope of applications of our platform technology and enhance the value of our retained commercial rights by leveraging certain funding received by Fraunhofer from governmental entities, NGOs and other similar organizations. Fraunhofer was obligated to use its best efforts to obtain funding from governments and NGOs for continuing development of our technology and to support iBio’s efforts to commercialize its technology. Based on the Fraunhofer commitments, our business model and plan contemplated licensing our technology to third parties and collaborating with third-party licensees, with Fraunhofer’s assistance as our research and development contractor, for product development using our proprietary technology and Fraunhofer’s pilot plant facilities in Newark, Delaware for production of pre-clinical and clinical materials required for product approvals.

In 2014, however, we discovered conduct by Fraunhofer that we believed constituted breaches of our contracts, and after efforts to amicably resolve these matters ended unsuccessfully, we initiated litigation against Fraunhofer based upon such breaches. Fraunhofer also refused to conduct technology transfers in further breach of our contracts, for which we also sought relief in the lawsuit against Fraunhofer. As additional allegations of misconduct by Fraunhofer emerged, we sought, and were permitted by the Court in 2017, to amend the lawsuit to include claims of fraud, conversion of our property by Fraunhofer for its own benefit, and other state law claims.

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Discovery of these matters and Fraunhofer’s continued unwillingness to provide access and perform technology transfers, despite resolution efforts both within and outside the confines of the litigation, required us to eventually adopt a new business plan that was not dependent on Fraunhofer and its services, but rather would rely on our own manufacturing capabilities, together with access to and the use of other technology and other technology development capabilities independent of Fraunhofer. This new business plan is being accomplished, in part, by the acquisition of the large manufacturing facility now controlled and operated by our subsidiary, iBio CDMO LLC (“iBio CDMO” or “CDMO”) (formerly known as iBio CMO, LLC), which includes human resources, laboratories, independent technology, and development and manufacturing facilities that enable us to develop and practice new plant-made biopharmaceutical technologies and self-develop experience without depending on Fraunhofer and without continuing to rely upon the earlier technologies covered by or relating to the patents filed and issued during the period of our contracts with Fraunhofer.

iBio and its contractors and collaborators have since been developing, acquiring and using new technology, instead of the Fraunhofer-derived technology that we had originally intended to use for the development and production of therapeutic proteins and vaccines and other recombinant proteins using transient gene expression in green plants. iBio has rights to novel manufacturing methods and processes developed by iBio CDMO, as well as to certain patented and unpatented technologies developed for iBio by Novici Biotech LLC, which is in the business of performing laboratory feasibility analyses of gene expression and protein purification and preparing research samples. iBio’s investment in the creation of these new inventions and novel processes is ongoing and has led to the implementation of a new business model that is not dependent on further performance of Fraunhofer’s obligations to iBio.

First, our new business model is dependent on our subsidiary, iBio CDMO, which controls and operates a large-scale development and manufacturing facility. In addition to laboratory and pilot-scale operations, the iBio CDMO facility includes large-scale automated hydroponic systems capable of growing over four million plants as “in process inventory” and delivering over 300 kilograms of therapeutic protein active pharmaceutical ingredient (API) per year. The facility capacity can also be doubled by adding additional plant growth equipment in a space already available for that purpose.

Second, iBio CDMO’s capabilities enable us to commercially advance select product candidates, whether through partnering with collaborators or developing iBio-select product candidates. Such collaborations with others offer us the opportunity not only to receive financial resources in return for providing services and licensing our technologies to third parties, but we also believe that successful development by third parties of iBio’s technology-enhanced product candidates will further validate our technologies, increase awareness of the advantages that can be realized by the use of our technologies and promote broader adoption of our technologies by additional third parties. We expect to develop iBio-select product candidates through investments we make in their acquisition or development. We are currently internally focused on further developing a proprietary recombinant protein product candidate, IBIO-CFB03, for the treatment of systemic scleroderma, idiopathic pulmonary fibrosis, and other fibrotic diseases.

Third, our new model is based on designing and developing facilities for others based on our new technologies and our experience with the iBio CDMO facility, as well as providing technology transfer.

iBio CDMO, LLC

On December 16, 2015, we formed iBio CMO LLC (“iBio CMO”), a Delaware limited liability company, to develop and manufacture plant-made pharmaceuticals. Effective July 1, 2017, iBio CMO changed its name to iBio CDMO LLC (“iBio CDMO”). As of December 31, 2015, we owned 100% of iBio CDMO. On January 13, 2016, we entered into a contract manufacturing joint venture with an affiliate of Eastern Capital Limited (“Eastern”), a stockholder of the Company (the “Eastern Affiliate”), pursuant to which the Eastern Affiliate contributed $15 million in cash in return for a 30% interest in iBio CDMO. We retained a 70% interest in iBio CDMO and granted iBio CDMO a non-exclusive license to use our proprietary technologies for research purposes and an exclusive U.S. license for manufacturing purposes. We retained the exclusive right to grant product licenses to those who wish to sell or distribute products made using our technology. On February 23, 2017, the Company entered into an exchange agreement with the Eastern Affiliate, pursuant to which the Company acquired substantially all of the interest held by the Eastern Affiliate in iBio CDMO and issued to the Eastern Affiliate one share of the Company’s iBio CMO Preferred Tracking Stock, par value $0.001 per share. As a result of such transaction, the Company currently owns 99.99% of iBio CDMO.

iBio CDMO’s operations take place in Bryan, Texas in a facility controlled by another affiliate of Eastern (the “Second Eastern Affiliate”) as sublandlord. The facility is a Class A life sciences building located on the campus of Texas A&M University, and is designed and equipped for plant-made manufacture of biopharmaceuticals. On January 13, 2016, iBio CDMO entered into a 34-year capital lease with the Second Eastern Affiliate for the facility. iBio’s commercial activities commenced in January 2016, with the large majority of its efforts directed towards recommissioning the facility to help meet current good manufacturing practice (cGMP) standards. iBio CDMO expects to operate on the basis of three parallel lines of business: (1) development and manufacturing of third-party products; (2) development and production of iBio’s proprietary product(s) for treatment of fibrotic diseases and/or other proprietary iBio products; and (3) commercial technology transfer services, including facility design, as needed.

Proprietary iBio technologies have been used to advance development of certain products that have been commercially infeasible to develop with conventional technologies, such as Chinese hamster ovary cell systems and microbial fermentation methods. We believe iBio technologies can be used to create and operate manufacturing facilities at substantially lower capital and operating costs. These include development and manufacture of both vaccine and therapeutic product candidates. iBio CDMO is promoting commercial collaborations with third parties on the basis of these technology advantages and plans to work with customers to achieve laboratory scale technical milestones that can form the basis of longer-term manufacturing business arrangements. iBio itself is a client of iBio CDMO for further IND advancement of its proprietary products, beginning with IBIO-CFB03 for the treatment of a range of fibrotic diseases. Dependent upon the success of IND advancement, iBio will then work with iBio CDMO on the production of IBIO-CFB03 for clinical trials and, with clinical success, for commercial launch.

S-3

Due to the lower capital and operating cost requirements for pharmaceutical production using technologies already developed by iBio instead of using legacy methods, corporations and governments that have not already established manufacturing capacity for biologic products are client prospects for both development and commercial technology transfer services which could enable such prospects to use autonomous manufacturing in the market being served. For example, in Brazil, iBio has been collaborating with the Oswaldo Cruz Foundation (“Fiocruz”) to develop a recombinant yellow fever vaccine based on iBio technology. iBio’s contract with Fiocruz provides for commercial technology transfer services as the product candidates enter human clinical trials. Over time, iBio expects to work closely with iBio CDMO to provide such technology transfer services for a variety of both commercial and government clients.

Our Corporate Information

We are a Delaware corporation. Our principal executive offices are located at 600 Madison Avenue, Suite 1601, New York, NY 10022, and our telephone number is (302) 355-0650. Our common stock is listed on NYSE American under the ticker symbol “IBIO”. Our website address is http://www.ibioinc.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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THE OFFERING

Common stock offered by us in this offering	[ ] shares

Common stock outstanding after this offering	[ ] shares

Use of proceeds	We intend to use the net proceeds from this offering primarily for working capital and general corporate purposes and for investing in short-term interest-bearing investment grade instruments. A portion of the proceeds may be used for the purpose of providing iBio CDMO with working capital. Accordingly, we will retain broad discretion over how these offering proceeds are used. See “Use of Proceeds” on page S-10.

NYSE American symbol	IBIO

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement.

The above discussion and table are based on 92,818,510 shares of common stock outstanding as of the close of business on November 27, 2017. This number excludes the following:

•	options representing the right to purchase a total of 13,598,334 shares of common stock at a weighted average exercise price of $1.21 per share; and
•	1,401,666 shares of common stock which were reserved for future equity awards that may be granted in the future under our equity incentive plans.

S-5

RISK FACTORS

Investing in our common stock involves a high degree of risk. This prospectus supplement does not describe all of those risks. You should consider the risk factors described in this prospectus under the caption “Risks Related to This Offering and Our Securities” below, as well as the those described under the caption “Risk Factors” in the documents incorporated by reference herein, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2017 filed with the SEC on September 15, 2017 (our “2017 Form 10-K”), together with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.

If any of these risks occur, our business, financial condition, results of operations and future prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock would likely decline and you may lose all or part of your investment. Share information set forth in these risk factors is as of the dates set forth herein or therein and unless otherwise indicated, does not give effect to the issuance of the securities in connection with this offering.

Risks Related to this Offering and Our Securities

Investors will experience immediate dilution as a result of this offering.

Investors will incur immediate dilution as a result of this offering. After giving effect to the sale by us of [ ] shares of common stock offered in this offering at the public offering price of $[ ] per share, and after deducting estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $[ ] per share.

We will need substantial additional funding to execute our business plan, which funding may not be available on commercially acceptable terms or at all. If we are unable to raise capital when needed, we would be forced to delay, reduce or eliminate our product development programs or commercialization efforts.

We have limited financial resources and will need substantial additional funding in connection with our continuing operations. To the extent that we initiate or continue clinical development without securing collaborator or licensee funding, our research and development expenses could increase substantially. Additionally, to the extent that our efforts to license our technologies and product candidates are unsuccessful or we find that it is necessary to advance the development of product candidates further than contemplated by our current business plans to secure favorable licensing terms, we would require substantial additional capital.

When we elect to raise additional funds or additional funds are required, we may raise such funds from time to time through public or private equity offerings, debt financings, corporate collaboration and licensing arrangements or other financing alternatives, including through the Lincoln Park Purchase Agreement. Additional equity or debt financing or corporate collaboration and licensing arrangements may not be available on acceptable terms, if at all. If we are unable to raise capital in sufficient amounts when needed or on attractive terms, we would be forced to delay, reduce or eliminate our research and development programs or commercialization efforts and our ability to generate revenues and achieve or sustain profitability will be substantially harmed.

We expect that our existing cash on hand as of September 30, 2017 of $5.9 million will be sufficient to meet our projected operating requirements through December 31, 2017. We have based this projection on assumptions that may prove to be wrong, in which case we may deplete our cash resources sooner than we currently anticipate. Our future capital requirements will depend on many factors, including:

•	our ability to attract additional licensees or other third parties willing to fund development, and, if successful, commercialization of product candidates;
•	the success and expansion of our existing collaboration with Fiocruz and any new license agreements that we may enter into;
•	the costs, timing and regulatory review of our product candidates;
•	the further obtaining and retention of developmental and manufacturing opportunities at the iBio CDMO;
•	the costs of preparing, filing and prosecuting patent applications and maintaining, enforcing and defending intellectual property-related claims; and
•	the extent to which we acquire or invest in businesses, products and technologies.

Conducting preclinical testing and clinical trials is a time-consuming, expensive and uncertain process that takes years to complete, and we may never generate the data necessary to attract additional licensees and we and our current licensees may never generate the data required for product candidates to obtain the regulatory approvals necessary for product sales. Even if approved, product candidates may not achieve commercial success. Currently, we expect our commercial revenues, if any, to be product development fees, development milestone payments, and other license proceeds, including royalties derived from sales of products that we do not expect to be commercially available for several years, if at all. Accordingly, to achieve our business objectives we will need to continue to rely on additional financing which may not be available to us on acceptable terms, or at all.

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If we are unsuccessful in raising additional capital or other alternative financing, we might have to defer or abandon our efforts to commercialize our intellectual property and decrease or even cease operations.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the proceeds from this offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

The issuance of additional equity awards and sale of our common stock through current or future equity offerings may cause dilution and could cause the price of our common stock to decline.

Sales of our common stock offered through current or future equity offerings may result in substantial dilution to our stockholders. The sale of a substantial number of shares of our common stock to investors, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. Further, issuance of additional equity awards to our management, employees and service providers could result in dilution to our stockholders.

We are entitled under our certificate of incorporation, as amended (“Certificate of Incorporation”), to issue up to 175 million shares of common stock, par value $0.001 per share, and up to 1 million shares of preferred stock, with no par value. As of November 27, 2017, we had issued and outstanding 92,818,510 shares of common stock, one share of preferred stock and options to purchase 13,598,334 shares of common stock. Additionally, we had approximately 1,401,666 shares of common stock reserved for future issuance of additional option grants under our 2008 Omnibus Equity Incentive Plan.

We have submitted proposals to a vote of our stockholders at our 2017 Annual Meeting of Stockholders to be held on December 19, 2017, to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 175,000,000 to 275,000,000 shares and to approve an amendment to our 2008 Omnibus Equity Incentive Plan to increase the number of shares of our common stock authorized for issuance thereunder from 15,000,000 shares to 25,000,000 shares. If our stockholders approve these proposals, we will have the ability to issue significantly more shares and options in the future, which would result in substantial dilution to our stockholders, including investors in this offering. Only stockholders of record at the close of business on November 16, 2017 have a right to vote at our 2017 Annual Meeting of Stockholders, so investors in this offering will not be able to vote the shares purchased in this offering on these proposals.

In addition, on July 24, 2017, we entered into a common stock purchase agreement with Lincoln Park Capital Fund, LLC, an Illinois limited liability company (“Lincoln Park”), pursuant to which Lincoln Park has agreed to purchase from us up to an aggregate of $16,000,000 of our common stock (subject to certain limitations) from time to time over the 36-month term of the agreement (the “Lincoln Park Purchase Agreement”). As a result, on July 24, 2017, 1,200,000 shares of our common stock were issued to Lincoln Park as consideration for Lincoln Park’s commitment to purchase shares of our common stock under the Lincoln Park Purchase Agreement, and 2,500,000 shares of common stock were sold to Lincoln Park in an initial purchase for an aggregate gross purchase price of $1,000,000. In connection with the Lincoln Park Purchase Agreement, on July 24, 2017, we entered into a registration rights agreement with Lincoln Park (“Registration Rights Agreement”) subsequent to which we filed with the SEC a registration statement on Form S-1 to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock that have been or may be issued to Lincoln Park under the Lincoln Park Purchase Agreement. The extent to which we utilize the Lincoln Park Purchase Agreement as a source of funding will depend on a number of factors, including the prevailing market price of our common stock, the volume of trading in our common stock and the extent to which we are able to secure funds from other sources.

Depending on market liquidity at the time, sales of shares under the Lincoln Park Purchase Agreement may cause the trading price of our common stock to fall. Sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

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Risks Related to Litigation

Litigation could cause us to spend substantial resources and distract our personnel from their normal responsibilities.

Litigation or other legal proceedings may cause us to incur significant expenses, and could distract our limited number of personnel from their normal responsibilities.

We are currently engaged in litigation with Fraunhofer that could cause us to incur significant expense and consume the resources of our personnel and management. On March 17, 2015, we filed a Verified Complaint in the Court of Chancery of the State of Delaware against Fraunhofer and Vidadi Yusibov (“Yusibov”), Fraunhofer’s Executive Director, seeking monetary damages and equitable relief based on Fraunhofer’s material and continuing breaches of their contracts with us. On September 16, 2015, we voluntarily dismissed our action against Yusibov, without prejudice, and thereafter on September 29, 2015, we filed a Verified Amended Complaint against Fraunhofer alleging material breaches of its agreements with us and seeking monetary damages and equitable relief against Fraunhofer. The Court bifurcated the action to first resolve the threshold question in the case–the scope of iBio’s ownership of the technology developed or held by Fraunhofer–before proceeding with the rest of the case and the parties stipulated their agreement to that approach. After considering the parties’ written submissions and oral argument, the Court resolved the threshold issue in favor of iBio on July 29, 2016, holding that iBio owns all proprietary rights of any kind to all plant-based technology of Fraunhofer developed or held as of December 31, 2014, including know-how, and was entitled to receive a technology transfer from Fraunhofer. Fraunhofer’s motion to dismiss iBio’s contract claims was denied by the Court on February 24, 2017. The Court at that time also granted, over Fraunhofer’s opposition, iBio’s motion to supplement and amend the Complaint to add additional state law claims against Fraunhofer. Fraunhofer filed an answer and counterclaims in March 2017, but in May 2017, Fraunhofer obtained new counsel, and with iBio’s agreement (as a matter of procedure), filed an amended answer and amended counterclaims in July 2017. We replied to those counterclaims on August 9, 2017 and included certain counter-counterclaims, which Fraunhofer moved to dismiss on August 30, 2017. In November 2017, we engaged new counsel to further lead our litigation efforts, and on November 3, 2017, we filed a Verified Complaint in the Court of Chancery of the State of Delaware against Fraunhofer-Gesellschaft, the European unit of Fraunhofer. There is no guaranty that we will be successful in this litigation.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, accompanying prospectus and the documents incorporated by reference herein or therein contain or incorporate by reference forward-looking statements that involve risks and uncertainties. These forward-looking statements are not historical facts but rather are plans and predictions based on current expectations, estimates and projections about our industry, our beliefs and assumptions. We use words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate” and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in the section above entitled “Risk Factors.” You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus.

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USE OF PROCEEDS

We currently intend to use the net proceeds of this offering for working capital and general corporate purposes. We may invest a portion of the proceeds in iBio CDMO to be used by iBio CDMO for its working capital and general corporate purposes. As of the date of this prospectus supplement and except as explicitly set forth herein, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending use of the net proceeds of this offering as described above, we intend to invest the net proceeds in short-term interest-bearing investment grade instruments.

S-10

DILUTION

The sale of our common stock pursuant to this offering will have a dilutive impact on our stockholders. As a result, our net income per share, if any, would decrease in future periods and the market price of our common stock could decline.

Our net tangible book value as of September 30, 2017 was approximately $4.5 million, or $0.05 per share of common stock. Net tangible book value per share of common stock is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding.

After giving effect to the issuance of [ ] shares pursuant to this offering, and after deducting the estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2017 would have been approximately $[ ] million, or $[ ] per share of our common stock. This represents an immediate increase in net tangible book value of $[ ] per share to existing stockholders and immediate dilution in net tangible book value of $[ ] per share to investors participating in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share			$	[ ]
Historical net tangible book value per share as of September 30, 2017	$	[ ]
Increase per share attributable to investors participating in this offering	$	[ ]
As adjusted net tangible book value per share after this offering			$	[ ]
Dilution per share to investors participating in this offering			$	[ ]

The above discussion and table are based on 92,818,510 shares of common stock outstanding as of the close of business on September 30, 2017. This number excludes the following:

•	options representing the right to purchase a total of 13,598,334 shares of common stock at a weighted average exercise price of $1.21 per share;
•	1,401,666 shares of common stock which were reserved for future equity awards that may be granted in the future under our equity incentive plans.

To the extent that options or warrants are exercised, new options are issued under our 2008 Omnibus Equity Incentive Plan, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-11

DESCRIPTION OF SECURITIES

Capital Stock

We are authorized to issue 175,000,000 shares of common stock, par value $0.001 per share, of which 92,818,510 shares were issued and outstanding as of November 27, 2017, and 1,000,000 shares of preferred stock, no par value, one of which is designated as iBio CMO Preferred Tracking Stock, par value, $0.001. As of November 27, 2017, one share of iBio CMO Preferred Tracking Stock is issued and outstanding and no other shares of preferred stock are outstanding.

Provisions of our Certificate of Incorporation, First Amended and Restate Bylaws (“Bylaws”) and provisions of applicable Delaware law may discourage, delay or prevent a merger or other change in control that our stockholders may consider favorable. Pursuant to our Certificate of Incorporation, our board of directors may issue additional shares of our common or preferred stock. Any additional issuance of shares of our common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protect the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

•	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,

•	putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors, or

•	effecting an acquisition that might complicate or preclude the takeover.

Our bylaws provide that the number of directors of the company shall be established from time to time by the Board. Our Certificate of Incorporation and bylaws do not provide for cumulative voting in the election of directors. The effect of these provisions may be to delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his, her or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor subject to the rights of holders of our preferred stock. We do not intend to pay any cash dividends to the holders of our common stock and anticipate reinvesting our earnings. In the event of liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the preferences of holders of our preferred stock. Shares of our common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

We are authorized to issue 1,000,000 shares of preferred stock, with no par value, and our board of directors is authorized to create one or more series of preferred stock, and to designate the rights, privileges, restrictions, preferences and limitations of any given series of preferred stock. Accordingly, our board of directors may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

S-12

On February 23, 2017, our board of directors created a series of preferred stock, designated as the “iBio CMO Preferred Tracking Stock,” par value $0.001 per share (the “Preferred Tracking Stock”), out of the 1,000,000 shares of preferred stock authorized by our Certificate of Incorporation. On February 23, 2017, we filed with the Secretary of State of the State of Delaware a certificate of designation, preferences and rights of the Preferred Tracking Stock of iBio (the “Certificate of Designation”) which became effective on February 23, 2017, which authorized one share of Preferred Tracking Stock and established the designation, powers, preferences and rights of the Preferred Tracking Stock. The Preferred Tracking Stock accrues dividends at the rate of 2% per annum on the original issue price of $13 million per share. The holders of Preferred Tracking Stock, voting separately as a class, are entitled to approve by the affirmative vote of a majority of the shares of Preferred Tracking Stock outstanding any amendment, alteration or repeal of any of the provisions of, or any other change to, our Certificate of Incorporation or the Certificate of Designation that adversely affects the rights, powers or privileges of the Preferred Tracking Stock, any increase in the number of authorized shares of Preferred Tracking Stock, the issuance or sale of any additional shares of Preferred Tracking Stock or any securities convertible into or exercisable or exchangeable for Preferred Tracking Stock, the creation or issuance of any shares of any additional class or series of capital stock unless the same ranks junior to the Preferred Tracking Stock, or the reclassification or alteration of any of our existing securities that are junior to or pari passu with the Preferred Tracking Stock, if such reclassification or alteration would render such other security senior to the Preferred Tracking Stock. Except as required by applicable law, the holders of Preferred Tracking Stock have no other voting rights. Accrued dividends are payable if and when declared by our board of directors, upon an exchange of the shares of Preferred Tracking Stock and upon our liquidation, winding up or deemed liquidation (such as a merger). No dividend may be declared or paid or set aside for payment or other distribution declared or made upon our common stock and no common stock may be redeemed, purchased or otherwise acquired for any consideration by us unless all accrued dividends on all outstanding shares of Preferred Tracking Stock are paid in full.

At our election or the election of holders of a majority outstanding shares of Preferred Tracking Stock, each outstanding share of Preferred Tracking Stock may be exchanged for 29,990,000 units of limited liability company interests of iBio CDMO. Such exchange may be effected only after March 31, 2018, or in connection with a winding up, liquidation or deemed liquidation (such as a merger) of the Company or iBio CDMO. In addition, such exchange will take effect upon a change in control of iBio CDMO.

S-13

UNDERWRITING

Aegis Capital Corp. is acting as the sole underwriter (the “Underwriter”) in this offering. We have entered into an underwriting agreement, dated November 28, 2017, with the Underwriter. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of Shares listed next to its name in the following table:

Name of Underwriter	Number of Shares
Aegis Capital Corp.	[ ]
Total

The Underwriter is committed to purchase all of the Shares offered by us. The obligations of the Underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the Underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the Underwriter of officers’ certificates and legal opinions.

We have agreed to indemnify the Underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriter may be required to make in respect thereof.

The Underwriter is offering the Shares, subject to prior sale, when, as and if issued to and accepted by its, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The Underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

For the purposes of covering any over-allotments in connection with the distribution and sale of the shares pursuant to this offering, we have also granted the Underwriter an option to purchase up to [_______] additional shares of common stock from us, representing 15% of the shares offered pursuant to this offering.

Discount and Commissions

The following table shows the public offering price, underwriting discount, non-accountable expense allowance and proceeds to us, before expenses.

Per Share
Public offering price	$
Underwriting discount (7%)	$
Underwriting discount (existing investors) (3.5%)	$
Proceeds to us, before expenses	$

The Underwriter proposes to offer the Shares offered by us to the public at the public offering price set forth on the cover of this prospectus supplement. In addition, the Underwriter may offer some of the securities to other securities dealers at such price less a concession of $[ ] per Share. If all of the Shares offered by us are not sold at the public offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus supplement.

As additional compensation, we have agreed to issue the Underwriter or its designees, at the closing of this offering, shares of our common stock equal to 2% of the aggregate shares of common stock sold in this offering.

We will also reimburse the Underwriter for out-of-pocket expenses incurred in this offering not to exceed an aggregate of $100,000, including the reasonable fees and expenses of legal counsel.

S-14

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount and accountable expense allowance, will be approximately $[ ].

We and each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of the Underwriter for a period of 90 days after the date of this prospectus supplement. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by the Underwriter.

For the complete terms of the underwriting agreement, you should refer to the form underwriting agreement which will be filed as an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement is part.

S-15

LEGAL MATTERS

Andrew Abramowitz, PLLC, New York, New York will pass upon the validity of the issuance of the securities offered by this prospectus supplement and the accompanying prospectus. Robinson Brog Leinwand Greene Genovese & Gluck P.C., New York, New York has acted as counsel to and will pass upon on certain matters for Aegis Capital Corp. for this offering.

EXPERTS

The consolidated financial statements of iBio, Inc. and Subsidiaries as of June 30, 2017 and 2016, and for the years then ended, incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement forms a part, have been audited by CohnReznick LLP, an independent registered public accounting firm, as set forth in their report, which includes an explanatory paragraph related to iBio, Inc. and Subsidiaries’ ability to continue as a going concern, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC. The registration statement that contains this prospectus supplement, including the exhibits to the registration statement, contains additional information about us and the common stock offered by this prospectus supplement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our public filings, including reports, proxy and information statements, are also available on the SEC’s web site at http://www.sec.gov.

S-16

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement modifies or supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, and information that we file later with the SEC also will automatically update and supersede this information.

We incorporated by reference into this prospectus, the documents listed below and any documents that we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and before the completion of the offering:

•	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 filed with the SEC on November 9, 2017 (Commission File No. 011-35023).
•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 filed with the SEC on May 15, 2017 (Commission File No. 011-35023).
•	Our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2016 filed with the SEC on February 21, 2017 (Commission File No. 011-35023).
•	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016 filed with the SEC on November 18, 2016 (Commission File No. 011-35023).
•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 filed with the SEC on May 23, 2016 (Commission File No. 011-35023).
•	Our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2015 filed with the SEC on February 22, 2016 (Commission File No. 011-35023).
•	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015 filed with the SEC on November 13, 2015 (Commission File No. 011-35023).
•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 filed with the SEC on May 15, 2015 (Commission File No. 011-35023).
•	Amendment No. 1 to Our Quarterly Report on Form 10-Q/A for the quarterly period ended December 31, 2014 filed with the SEC on February 24, 2015 (Commission File No. 011-35023).
•	Our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2014 filed with the SEC on February 23, 2015 (Commission File No. 011-35023).
•	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 filed with the SEC on November 14, 2014 (Commission File No. 011-35023).
•	Our Annual Report on Form 10-K as of and for the year ended June 30, 2017 filed with the SEC on September 15, 2017 (Commission File No. 011-35023).
•	Our Annual Report on Form 10-K as of and for the year ended June 30, 2016 filed with the SEC on October 13, 2016 (Commission File No. 011-35023).
•	Our Annual Report on Form 10-K as of and for the year ended June 30, 2015 filed with the SEC on October 13, 2015 (Commission File No. 011-35023).
•	Our Annual Report on Form 10-K as of and for the year ended June 30, 2014 filed with the SEC on September 29, 2014 (Commission File No. 011-35023).
•	Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K as of and for the year ended June 30, 2014 filed with the SEC on October 28, 2014 (Commission File No. 011-35023).

S-17

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 6, 2017 (Commission File No. 011-35023).
•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 11, 216 (Commission File No. 011-35023).
•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on November 12, 2014 (Commission File No. 011-35023).
•	Our Current Report on Form 8-K filed with the SEC on November 7, 2017 (Commission File No. 011-35023).
•	Our Current Report on Form 8-K filed with the SEC on October 23, 2017 (Commission File No. 011-35023).
•	Our Current Report on Form 8-K filed with the SEC on July 24, 2017 (Commission File No. 011-35023).
•	Our Current Report on Form 8-K filed with the SEC on May 8, 2017 (Commission File No. 011-35023).
•	Our Current Report on Form 8-K filed with the SEC on March 6, 2017 (Commission File No. 011-35023).
•	Our Current Report on Form 8-K filed with the SEC on February 24, 2017 (Commission File No. 011-35023).
•	Our Current Report on Form 8-K filed with the SEC on April 8, 2016 (Commission File No. 011-35023).
•	Our Current Report on Form 8-K filed with the SEC on March 2, 2016 (Commission File No. 011-35023).
•	Our Current Report on Form 8-K filed with the SEC on January 29, 2016 (Commission File No. 011-35023).
•	Our Current Report on Form 8-K filed with the SEC on January 14, 2016 (Commission File No. 011-35023).
•	Our Current Report on Form 8-K filed with the SEC on December 11, 2014 (Commission File No. 011-35023).
•	Our Current Report on Form 8-K filed with the SEC on August 26, 2014 (Commission File No. 011-35023).

To the extent that any statement in this prospectus supplement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus supplement, the statement in this prospectus supplement shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement, the accompanying prospectus or the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be made to us at the following address or telephone number:

iBio, Inc.

600 Madison Avenue, Suite 1601

New York, NY 10022

(302) 355-0650

Attention: Corporate Secretary

S-18

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time issue, in one or more series or classes, up to $100,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants and/or units. We may offer these securities separately or together in units. We will specify in the accompanying prospectus supplement the terms of the securities being offered. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions, or discount arrangements, in the accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

Our common stock is listed on the NYSE MKT under the symbol “IBIO.” On November 19, 2014, the last reported sales price of our common stock on the NYSE MKT was $1.15 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 9 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2014.

TABLE OF CONTENTS

You may rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of the securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation to buy the securities in any circumstances under which the offer or solicitation is unlawful. In this prospectus, the “Company,” “iBio”, “we,” “us” and “our” refer to iBio, Inc.

SUMMARY PROSPECTUS

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein. This summary is not complete and may not contain all of the information that you should consider before deciding whether or not you should purchase our common stock offered hereunder. You should read the entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 9 of this prospectus and the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2014, and all other information included or incorporated herein by reference in this prospectus before you decide whether to purchase our common stock.

Our Company

We are a biotechnology company focused on commercializing our proprietary platform technologies, iBioLaunch™ and iBioModulator™, and developing select product candidates derived from these platforms. iBioLaunch is a proprietary, transformative platform technology for development and production of biologics using transient gene expression in hydroponically grown, unmodified green plants. iBioModulator is a proprietary technology platform that is designed to improve the potency and duration of effect of both prophylactic and therapeutic vaccines produced with any recombinant expression technology including iBioLaunch.

Stated simply, iBioLaunch harnesses the natural protein production capability that plants use to sustain their own growth, and directs it instead to produce proteins that comprise the active pharmaceutical ingredients in vaccines and biopharmaceuticals. The platform’s ability to produce a wide array of biologics is evidenced by, among other things, our validated pipeline of iBioLaunch-produced product candidates. The iBio pipeline includes vaccines, enzyme replacements, monoclonal antibodies, and recombinant versions of marketed products that are currently derived from human blood plasma.

In addition to the broad array of biological products that can be produced with iBioLaunch, we believe this technology offers other advantages that are not available with conventional manufacturing systems. These anticipated advantages may include reduced production time and lower capital and operating costs. In May 2013, the speed of iBioLaunch production was demonstrated when a third party laboratory using the iBioLaunch platform was able, in a 21 day period from receipt of antigen sequence information to purification of recombinant protein, to successfully produce a vaccine candidate for the newly emerged H7N9 influenza virus. We believe the successful production of this vaccine candidate demonstrates, among other things, that it is possible to utilize the iBioLaunch platform to produce vaccine doses for emergency use against pandemic and bioterrorism threats in weeks rather than the months necessary with the use of engineered or attenuated virus strains. Further, we believe that the capital investment required to construct facilities that will manufacture proteins on the iBioLaunch platform will be substantially less than the capital investment which would be required for the construction of similar capacity facilities utilizing conventional manufacturing methods dependent upon animal cells, bacterial fermenters and chicken eggs. Additionally, operating costs in a manufacturing facility using the iBioLaunch platform are expected to be reduced significantly in comparison to conventional manufacturing processes due to the rapid nature of the iBioLaunch production cycle and the elimination of the expenses associated with the operation and maintenance of bioreactors, fermenters, sterile liquid handling systems and other expensive equipment which is not required in connection with the use of the iBioLaunch platform.

The ability of the iBioLaunch platform to manufacture proteins that are difficult or impossible to produce on a commercially practicable basis with conventional manufacturing systems has been demonstrated by the production of antigens for vaccine candidates for both hookworm and malaria. These iBioLaunch-produced vaccine candidates are being developed by the Sabin Institute and the Bill and Melinda Gates Foundation, respectively, and each has been advanced to Phase 1 clinical trials that are currently underway.

In addition to the clinical development of these vaccine candidates, the U.S. Department of Defense, or DoD, is currently sponsoring the development of an iBioLaunch-produced anthrax vaccine, and Bio-Manguinhos/FioCruz, or FioCruz, a unit of the Oswaldo Cruz Foundation, a central agency of the Ministry of Health of Brazil, is sponsoring the development of an iBioLaunch-produced yellow fever vaccine to replace the vaccine it currently makes in chicken eggs for the populations of Brazil and more than 20 other nations. These advances are occurring subsequent to the demonstration of safety of iBioLaunch-produced vaccine candidates against each of the H1N1 “Swine” flu virus and the H5N1 avian flu virus in successfully completed Phase 1 clinical trials.

We developed our iBioModulator technology based on the use of a modified form of the cellulose degrading enzyme lichenase, or LicKM, from Clostridium thermocellum, a thermophilic and anaerobic bacterium. iBioModulator enables an adjuvant component to be fused directly to preferred recombinant antigens to create a single protein for use in vaccine applications. Multiple proteins or antigenic domains of proteins can be fused to various portions of LicKM to enhance vaccine performance.

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The iBioModulator platform has been shown to be applicable to a range of vaccine proteins and can significantly modify the immune response to a vaccine in two important ways. Animal efficacy studies have demonstrated that it can increase the strength of the initial immune response to a vaccine antigen (as measured by antibody titer) and also extend the duration of the immune response. These results suggest the possibility that use of the iBioModulator platform may lower vaccine antigen requirements and enable fewer doses to establish prolonged protective immunity. We believe that the ability to provide better immune response and longer-term protection with fewer or zero booster inoculations would add significant value to a vaccine by reducing the overall costs and logistical difficulties of its use.

Our near-term focus is to realize two key objectives: (1) the establishment of additional business arrangements pursuant to which commercial, government and not-for-profit licensees will utilize iBioLaunch and iBioModulator in connection with the production and development of therapeutic proteins and vaccine products; and (2) the further development of select product candidates derived from or enhanced by our technology platforms. These objectives are the core components of our strategy to commercialize the proprietary technology we have developed and validated.

Our strategy to engage in partnering and out-licensing of our technology platforms seeks to preserve the opportunity for iBio to share in the successful development and commercialization of product candidates by our licensees while enhancing our own capital and financial resources for development, alone or through commercial alliances with others, of high-potential product candidates derived from our platforms. In addition to financial resources we may receive in connection with the license of our platform technologies, we believe that successful development by third party licensees of iBioLaunch-derived and iBioModulator-enhanced product candidates will further validate our technology, increase awareness of the advantages that may be realized by the use of such platforms and promote broader adoption of our technologies by additional third parties.

The advancement of iBioLaunch-derived and iBioModulator-enhanced product candidates is a key element of our strategy. We believe that selecting and developing products which individually have substantial commercial value and are representative of classes of pharmaceuticals that can be successfully produced using either or both of our technology platforms will allow us to maximize the near and longer term value of each platform while exploiting individual product opportunities. To realize this result, we are currently advancing designated product candidates through the preclinical phase of development and undertaking the studies required for submission of Investigational New Drug Applications, or INDs. The most advanced product candidate we are currently internally advancing through preclinical IND enabling studies is a proprietary recombinant protein we call IBIO-CFB03 for treatment of idiopathic pulmonary fibrosis, systemic sclerosis, and potentially other fibrotic diseases. We currently intend to advance IBIO-CFB03 into Phase I clinical trials in 2015. To the extent that we anticipate the opportunity to realize additional value, we may elect to further the development of this or other product candidates through the early stages of clinical development before seeking to license the product candidate to other industry participants for late stage clinical development and if successful, commercialization.

Our Corporate Information

We are a Delaware corporation. Our principal executive/administrative offices are located at 9 Innovation Way, Suite 100, Newark, Delaware 19711, and our telephone number is (302) 355-0650. Our website address is http://www.ibioinc.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus. Our common stock is listed on the NYSE MKT under the symbol “IBIO.”

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities, warrants to purchase any of such securities, and units comprised of any such securities with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

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•	redemption, conversion, exchange, settlement or sinking fund terms, if any;

•	conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important federal income tax considerations.

A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website (www.sec.gov) or at the SEC’s Public Reference Room mentioned under the heading “Where You Can Find More Information.”

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and an accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and an accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and an accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and an accompanying prospectus supplement speaks only as of the date set forth on the applicable cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters, dealers or agents, we will include in any applicable prospectus supplement:

•	the names of those underwriters, dealers or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock

As discussed below under the heading “The Securities We May Offer,” we may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have cumulative voting rights. Holders of common stock have no preemptive, redemption or conversion rights and are not subject to future calls or assessments. No sinking fund provisions apply to our common stock. All outstanding shares are fully-paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in assets available for distribution, subject to any prior distribution rights of any preferred stock then outstanding. Holders of common stock are entitled to receive proportionately any such dividends declared by our board of directors, or our Board, out of legally available funds for dividends, subject to any preferences that may be applicable to any shares of preferred stock that may be outstanding at that time. The rights, preferences and privileges of holders of common stock are set forth in our Amended and Restated Articles of Incorporation, or the Charter, which may be amended by the holders of a majority of the outstanding shares of common stock.

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Preferred Stock

As discussed below under the heading “The Securities We May Offer,” we may issue shares of our preferred stock from time to time, in one or more series. Under our Charter, our Board has the authority, without further action by stockholders, to designate up to 1,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualification, limitations and restrictions thereon, any or all of which may be greater than the rights of our common stock.

If we issue preferred stock, we will fix the designations, powers, preferences and the relative, participating, optional or other special rights, and any qualification, limitations and restrictions of the shares of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designations relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of such series of preferred stock before the issuance thereof. We urge you to read any prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.

Debt Securities

As discussed below under the heading “The Securities We May Offer,” we may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Unless we give you different information in the applicable prospectus supplement, (i) the debt securities will be unsecured, (ii) the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness, and (iii) the subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we issue debt securities, they will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. We urge you to read any prospectus supplement related to the series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. If we issue debt securities, indentures and forms of debt securities containing the terms of such debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from other filings we would make with the SEC.

Warrants

As discussed below under the heading “The Securities We May Offer,” we may issue warrants for the purchase of common stock, preferred stock, debt securities and/or units (as described below) in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read any prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to such warrants will be incorporated by reference into the registration statement of which this prospectus is a part from other filings we would make with the SEC.

Units

As discussed below under the heading “The Securities We May Offer,” we may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish.

If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference into the registration statement of which this prospectus is a part from other filings we would make with the SEC.

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RISK FACTORS

Our past experience may not be indicative of future performance, and as noted elsewhere in this prospectus and documents incorporated by reference into this prospectus, we have included forward-looking statements about our business, plans and prospects that are subject to change. In addition to the other risks or uncertainties contained in this prospectus and documents incorporated by reference into this prospectus, the following risks may affect our operating results, financial condition and cash flows. If any of these risks occur, either alone or in combination with other factors, our business, financial condition or operating results could be adversely affected. Moreover, readers should note this is not an exhaustive list of the risks we face; some risks are unknown or not quantifiable, and other risks that we currently perceive as immaterial may ultimately prove more significant than expected. Statements about plans, predictions or expectations should not be construed to be assurances of performance or promises to take a given course of action.

Risks Relating to our Business

Risks Related to Our Financial Position and Need for Additional Capital

We have incurred significant losses since our inception which has raised substantial doubt about our ability to continue as a going concern. We expect to incur losses for the foreseeable future and may never achieve or maintain profitability.

Since our 2008 spinoff from Integrated BioPharma, Inc., we have incurred significant operating losses and negative cash flows from operations. Our net loss was approximately $3.7 million for the year ended June 30, 2014 and approximately $6.2 million for the year ended June 30, 2013. Our net loss for the three months ended September 30, 2014 was approximately $1.4 million. As of September 30, 2014, we had an accumulated deficit of approximately $42.6 million. Our operating losses since inception and the financial resources we had on hand at June 30, 2014 to fund our operations for the succeeding 12 month period raised substantial doubt about our ability to continue as a going concern.

To date, we have financed our operations primarily through the sale of common stock and warrants. In August 2014, we entered into a Common Stock Purchase Agreement with Aspire Capital Fund, LLC for the sale at the option of the Company of up to $10 million of common stock of the Company upon the terms and conditions set forth in the agreement. As of November 14, 2014, the Company had sold 3,994,754 shares of common stock pursuant to the Common Stock Purchase Agreement and received net proceeds of $5,211,680 therefrom. Our ability to require Aspire Capital Fund, LLC to purchase our shares and thereby provide additional capital to the Company is subject to uncertainty due to conditions not within the Company’s control. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of and for the year ended June 30, 2014 with respect to this uncertainty.

We have devoted substantially all of our efforts to research and development, including the development and validation of our iBioLaunch and iBioModulator technology platforms and the development of a proprietary therapeutic product against fibrosis based upon our platform. We have not completed development of or commercialized any vaccine or therapeutic product candidates. We expect to continue to incur significant expenses and operating losses for at least the next year. We anticipate that our expenses and losses will increase substantially if, without first securing funding from one or more collaborators, we:

•	initiate clinical trials of our product candidates;

•	continue the research and development of our product candidates;

•	seek to discover additional product candidates; and

•	add operational, financial and management information systems and personnel, including personnel to support our product development efforts.

To become and remain profitable, we must succeed in commercializing our iBioLaunch and iBioModulator platforms and we, alone or with our licensees, must succeed in developing and eventually commercializing iBioLaunch-derived and iBioModulator-enhanced products that generate significant revenue. This will require us, alone or with our licensees and collaborators, to be successful in a range of challenging activities, including completing preclinical testing and clinical trials of our product candidates, obtaining regulatory approval for these product candidates and manufacturing, marketing and selling those iBioLaunch-produced or iBioModulator-enhanced products for which regulatory approval is obtained or establishing collaborations with parties willing and able to provide necessary capital or other value. We may never succeed in these activities and may never generate revenues that are significant or large enough to achieve profitability.

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Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would diminish the value of our company and could impair our ability to raise capital, expand our business, diversify our product offerings or continue our operations. A decline in the value of our company could also cause you to lose all or part of your investment.

We will need substantial additional funding to execute our business plan, which funding may not be available on commercially acceptable terms or at all. If we are unable to raise capital when needed, we would be forced to delay, reduce or eliminate our product development programs or commercialization efforts.

We have limited financial resources and will need substantial additional funding in connection with our continuing operations. To the extent that we initiate or continue clinical development without securing collaborator or licensee funding, our research and development expenses could increase substantially. Additionally, to the extent that our efforts to outlicense our technology platforms and product candidates are unsuccessful or we find that it is necessary to advance the development of product candidates further than contemplated by our current business plans to secure favorable licensing terms, we would require substantial additional capital.

When we elect to raise additional funds or additional funds are required, we may raise such funds from time to time through public or private equity offerings, debt financings, corporate collaboration and licensing arrangements or other financing alternatives, as well as through sales of common stock to Aspire Capital under the purchase agreement. Additional equity or debt financing or corporate collaboration and licensing arrangements may not be available on acceptable terms, if at all. If we are unable to raise capital in sufficient amounts when needed or on attractive terms, we would be forced to delay, reduce or eliminate our research and development programs or commercialization efforts and our ability to generate revenues and achieve or sustain profitability will be substantially harmed.

We expect that our existing cash on hand as of November 14, 2014 in the amount of $7,873,525, together with additional funds we expect to develop from sales pursuant to the Common Stock Purchase Agreement with Aspire Capital Fund, LLC, will be sufficient to meet our projected operating requirements through September 30, 2015. We have based this projection on assumptions that may prove to be wrong, in which case we may deplete our cash resources sooner than we currently anticipate. Our future capital requirements will depend on many factors, including:

•	our ability to attract additional licensees or other third parties willing to fund development, and if successful, commercialization of iBioLaunch-produced and iBioModulator-enhanced product candidates;

•	the success and expansion of our existing collaborations with each of Fraunhofer, FioCruz and GE Healthcare and any new license agreements we may enter into;

•	the costs, timing and regulatory review of our product candidates;

•	the costs of preparing, filing and prosecuting patent applications and maintaining, enforcing and defending intellectual property-related claims; and

•	the extent to which we acquire or invest in businesses, products and technologies.

Conducting preclinical testing and clinical trials is a time-consuming, expensive and uncertain process that takes years to complete, and we may never generate the data necessary to attract additional licensees and we and our current licensees may never generate the data required for iBioLaunch-derived or iBioModulator-enhanced product candidates to obtain the regulatory approvals necessary for product sales. Even if approved, iBioLaunch-derived and iBioModulator- enhanced product candidates may not achieve commercial success. Currently, we expect our commercial revenues, if any, to be product development fees, development milestone payments, and other license proceeds, including royalties derived from sales of products that we do not expect to be commercially available for several years, if at all. Accordingly, to achieve our business objectives we will need to continue to rely on additional financing which may not be available to us on acceptable terms, or at all.

If we are unsuccessful in raising additional capital or other alternative financing, we might have to defer or abandon our efforts to commercialize our intellectual property and decrease or even cease operations.

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Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

Until such time as we can generate substantial license or product revenues, we expect to finance our cash needs through a combination of equity offerings, collaborations, strategic alliances, licensing and other arrangements. Sources of funds may not be available or, if available, may not be available on terms satisfactory to us.

If we raise additional funds by issuing equity securities, our stockholders will experience dilution. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences, which are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or to grant licenses on terms that may not be favorable to us. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, our business, operating results, financial condition and prospects could be materially and adversely affected and we may be unable to continue our operations.

To the extent that we raise additional capital through a public or private offering and sale of equity securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a stockholder. If we raise additional funds through collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or to grant licenses on terms that may not be favorable to us. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, our business, operating results, financial condition and prospects could be materially and adversely affected and we may be unable to continue our operations.

We have a limited operating history, which may limit the ability of investors to make an informed investment decision.

We commenced independent operations in 2008, and our operations to date have included organizing and staffing our company, business planning, raising capital, acquiring and developing our proprietary iBioLaunch and iBioModulator technology platforms, identifying potential product candidates and undertaking, through third parties, preclinical trials and clinical trials of product candidates derived from our technologies .. Excepting two iBioLaunch-derived vaccine candidates that have recently been evaluated in completed Phase 1 clinical trials, all our other vaccine and therapeutic protein product candidates are still in preclinical development. Neither we nor our collaborators have completed any other clinical trials for any iBioLaunch-derived or iBioModulator-enhanced vaccine or therapeutic protein product candidate. As a result, we have not yet demonstrated our ability to successfully complete any Phase 2 or pivotal clinical trials, obtain regulatory approvals, manufacture a commercial scale product, or arrange for a third party to do so on our behalf, or conduct sales and marketing activities necessary for successful product commercialization. Consequently, any conclusion you reach about our future success or viability may not be as predictive as it might be if we had a longer operating history.

Risks Related to the Development and Commercialization of Our Platform Technologies and Product Candidates

We may expend our limited resources to pursue a particular technology or product candidate and fail to capitalize on technologies or product candidates that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we focus on specific product candidates derived from or enhanced by our technologies. As a result, we may forego or delay pursuit of opportunities with other technology platforms or product candidates that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Our spending may not yield any commercially viable products.

We have based our research and development efforts on our iBioLaunch and iBioModulator platforms and product candidates derived from such platforms. Notwithstanding our large investment to date and anticipated future expenditures in these platforms, we have not yet developed, and may never successfully develop, any marketed products using these technologies. As a result of our exclusive use of the iBioLaunch and iBioModulator platforms, we may fail to address or develop product candidates based on other scientific approaches that may offer greater commercial potential or for which there is a greater likelihood of success.

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We also may not be successful in our efforts to identify or discover additional product candidates using our iBioLaunch and iBioModulator platforms. Research programs to identify new product candidates require substantial technical, financial and human resources. These research programs may initially show promise in identifying potential product candidates, yet fail to yield product candidates for clinical development.

If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements on terms less favorable to us than possible.

We are very early in our development efforts. If we or our collaborators are unable to successfully develop and commercialize product candidates or experience significant delays in doing so, our business will be materially harmed.

We are very early in our development efforts and the clinical experience with iBioLaunch-derived and iBioModulator-enhanced product candidates is very limited. Excepting two iBioLaunch-derived vaccine candidates that have recently been evaluated in completed Phase 1 clinical trials, all our other vaccine and therapeutic protein product candidates are still in preclinical development We have invested substantially all of our efforts and financial resources in developing iBioLaunch and iBioModulator, identifying potential product candidates, and conducting preclinical studies. Our ability to generate product sales revenues, which we do not expect will occur for many years, will depend heavily on the successful development and eventual commercialization of our product candidates. The success of our product candidates will depend on several factors, including the following:

•	completion of preclinical studies and clinical trials with positive results;
•	receipt of marketing approvals from applicable regulatory authorities;
•	obtaining and maintaining patent and trade secret protection and regulatory exclusivity for our product candidates;
•	making arrangements with third-party manufacturers for commercial manufacturing capabilities;
•	launching commercial sales of our products, if and when approved, whether alone or in collaboration with others;
•	successfully maintaining existing collaborations and entering into new ones throughout the development process as appropriate, from preclinical studies through to commercialization;
•	acceptance of the products, if and when approved, by patients, the medical community and third-party payors;
•	effectively competing with other products;
•	obtaining and maintaining coverage and adequate reimbursement by third-party payors, including government payors, for any products we successfully develop;
•	protecting our rights in our intellectual property portfolio; and
•	maintaining a continued acceptable safety profile of the products following approval.

If we or our collaborators do not achieve one or more of these factors in a timely manner or at all, we could experience significant delays or an inability to successfully develop and commercialize our product candidates, which would materially harm our business.

We may not be successful in our efforts to use iBioLaunch and iBioModulator to build a pipeline of product candidates and develop marketable products.

While we believe that data we and our collaborators have obtained from preclinical studies and Phase 1 clinical trials of iBioLaunch-derived and iBioModulator-enhanced product candidates has validated these technology platforms, our platforms have not yet, and may never lead to, approvable or marketable products. Even if we are successful in further validating our platforms and continuing to build our pipeline, the potential product candidates that we identify may not be suitable for clinical development for many possible reasons, including harmful side effects, limited efficacy or other characteristics that indicate that such product candidates are unlikely to be products that will receive marketing approval and achieve market acceptance. If we and our collaborators do not successfully develop and commercialize product candidates based upon our technological approach, we will not obtain product or collaboration revenues in future periods, which likely would result in significant harm to our financial position and adversely affect our stock price.

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Neither we nor our licensees will be able to commercialize product candidates based on our platform technologies if preclinical studies do not produce successful results or clinical trials do not demonstrate safety and efficacy in humans.

Preclinical and clinical testing is expensive, difficult to design and implement, can take many years to complete and has an uncertain outcome. Success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful, and interim results of a clinical trial do not necessarily predict final results. We and our licensees may experience numerous unforeseen events during, or as a result of, preclinical testing and the clinical trial process that could delay or prevent the commercialization of product candidates based on our iBioLaunch and iBioModulator technologies, including the following:

•	Preclinical or clinical trials may produce negative or inconclusive results, which may require additional preclinical testing, additional clinical trials or the abandonment of projects that we expect to be promising. For example, promising animal data may be obtained about the anticipated efficacy of a therapeutic protein product candidate and then human tests may not result in such an effect. In addition, unexpected safety concerns may be encountered that would require further testing even if the therapeutic protein product candidate produced an otherwise favorable response in human subjects.
•	Initial clinical results may not be supported by further or more extensive clinical trials. For example, a licensee may obtain data that suggest a desirable immune response from a vaccine candidate in a small human study, but when tests are conducted on larger numbers of people, the same extent of immune response may not occur. If the immune response generated by a vaccine is too low or occurs in too few treated individuals, then the vaccine will have no commercial value.
•	Enrollment in our or our licensee’s clinical trials may be slower than projected, resulting in significant delays. The cost of conducting a clinical trial increases as the time required to enroll adequate numbers of human subjects to obtain meaningful results increases. Enrollment in a clinical trial can be a slower-than-anticipated process because of competition from other clinical trials, because the study is not of interest to qualified subjects, or because the stringency of requirements for enrollment limits the number of people who are eligible to participate in the clinical trial.
•	We or our licensees might have to suspend or terminate clinical trials if the participating subjects are being exposed to unacceptable health risks. Animal tests do not always adequately predict potential safety risks to human subjects. The risk of any candidate product is unknown until it is tested in human subjects, and if subjects experience adverse events during the clinical trial, the trial may have to be suspended and modified or terminated entirely.
•	Regulators or institutional review boards may suspend or terminate clinical research for various reasons, including safety concerns or noncompliance with regulatory requirements.
•	Any regulatory approval ultimately obtained may be limited or subject to restrictions or post-approval commitments that render the product not commercially viable.
•	The effects of iBioLaunch-derived or iBioModulator-enhanced product candidates may not be the desired effects or may include undesirable side effects.

Significant clinical trial delays could allow our competitors to bring products to market before we or our licensees do and impair our ability to commercialize our technology platform and product candidates based on our technology platform. Poor clinical trial results or delays may make it impossible to license a product candidate or so reduce its attractiveness to prospective licensees that we will be unable to successfully develop and commercialize such a product candidate.

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If we are not able to obtain, or if there are delays in obtaining, required regulatory approvals, we will not be able to commercialize our product candidates or will not be able to do so as soon as anticipated, and our ability to generate revenue will be materially impaired.

Our product candidates and the activities associated with their development and commercialization, including their design, testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution, are subject to comprehensive regulation by the FDA and by similar regulatory authorities outside the United States. Failure to obtain marketing approval for a product candidate will prevent us from commercializing the product candidate. We have not received approval to market any of our product candidates from regulatory authorities in any jurisdiction. We have only limited experience in filing and supporting the applications necessary to gain marketing approvals and expect to rely on third parties to assist us in this process. Securing marketing approval requires the submission of extensive preclinical and clinical data and supporting information to regulatory authorities for each therapeutic indication to establish the product candidate’s safety and efficacy. Securing marketing approval also requires the submission of information about the product manufacturing process to, and inspection of manufacturing facilities by, the regulatory authorities. Our product candidates may not be effective, may be only moderately effective or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude our obtaining marketing approval or prevent or limit commercial use. If any of our product candidates receives marketing approval, the accompanying label may limit the approved use in such a restrictive manner that it is not possible to obtain commercial viability for such product.

The process of obtaining marketing approvals, both in the United States and abroad, is expensive and may take many years. If additional clinical trials are required for certain jurisdictions, these trials can vary substantially based upon a variety of factors, including the type, complexity and novelty of the product candidates involved, and may ultimately be unsuccessful. Changes in marketing approval policies during the development period, changes in or the enactment of additional statutes or regulations, or changes in regulatory review process for each submitted product application, may cause delays in the review and approval of an application. Regulatory authorities have substantial discretion in the approval process and may refuse to accept a marketing application as deficient or may decide that our data is insufficient for approval and require additional preclinical, clinical or other studies. In addition, varying interpretations of the data obtained from preclinical and clinical testing could delay, limit or prevent marketing approval of a product candidate. Any marketing approval we ultimately obtain may be limited or subject to restrictions or post-approval commitments that render the approved product not commercially viable.

Although the FDA and other regulatory authorities have approved plant-based therapeutics in the past, consistent with the oversight of all products, the FDA is monitoring whether these plant-based therapeutics pose any health and human safety risks. While they have not issued any regulations to date adverse to plant-based vaccines or therapeutics, it is possible that the FDA and other regulatory authorities could issue regulations in the future that could adversely affect our product candidates.

If we experience delays in obtaining approval or if we fail to obtain approval of our product candidates, the commercial prospects for our product candidates may be harmed and our ability to generate revenues will be materially impaired.

Alternative technologies may supersede our technologies or make them noncompetitive, which would harm our ability to generate future revenue.

The manufacture of biologics and the methods of such manufacture are intensely competitive fields. Each of these fields is characterized by extensive research efforts, which result in rapid technological progress that can render existing technologies obsolete or economically noncompetitive. If our competitors succeed in developing more effective technologies or render our technologies obsolete or noncompetitive, our business will suffer. Many universities, public agencies and established pharmaceutical, biotechnology, and other life sciences companies with substantially greater resources than we have are developing and using technologies and are actively engaging in the development of products similar to or competitive with our technologies and products. To remain competitive, we must continue to invest in new technologies and improve existing technologies. To make such renewing investment we will need to obtain additional financing. If we are unable to secure such financing, we will not have sufficient resources to continue such investment.

Our competitors may devise methods and processes for protein expression that are faster, more efficient or less costly than that which can be achieved using iBioLaunch. There has been and continues to be substantial academic and commercial research effort devoted to the development of such methods and processes. If successful competitive methods are developed, it would undermine the commercial basis for iBioLaunch and iBioModulator.

We have no experience in the sales, marketing and distribution of pharmaceutical products.

If we fail to establish commercial licenses for our iBioLaunch and iBioModulator platforms or fail to enter into arrangements with partners with respect to the sales and marketing of any of our future potential product candidates, we might need to develop a sales and marketing organization with supporting distribution capability in order to directly market product candidates we successfully develop. Significant additional expenditures would be required for us to develop such an in-house sales and marketing organization.

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Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of any products that we may develop.

We face the risk of product liability exposure in connection with the testing of our product candidates in human clinical trials and will face an even greater risk if we commercially sell any products that we may develop. If we cannot successfully defend ourselves against claims that our product candidates or products caused injuries, we will incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

•	decreased demand for any product candidates or products that we may develop;
•	injury to our reputation and significant negative media attention;
•	withdrawal of clinical trial participants;
•	significant costs to defend the related litigation;
•	substantial monetary awards to trial participants or patients;
•	loss of revenue;

•	reduced resources of our management to pursue our business strategy; and
•	the inability to commercialize any products that we may develop.

Prior to commencing human clinical trials, we will seek to obtain product liability insurance coverage. Such insurance coverage is expensive and may not be available in coverage amounts we seek or at all. If we obtain such coverage, we may in the future be unable to maintain such coverage at a reasonable cost or in an amount adequate to satisfy any liability that may arise.

Risks Related to Dependence on Third Parties

Establishing and maintaining collaborations is a key component of our business strategy. If we are unable to establish new collaborations and maintain both new and existing collaborations, or if these collaborations are not successful, our business could be adversely affected.

Our current business plan contemplates that we will in the future derive significant revenues from collaborators and licensees that successfully utilize iBioLaunch and iBioModulator in connection with the production, development and commercialization of vaccines and therapeutic protein product candidates. Our realization of these revenues and dependence on existing collaborations, and any future collaborations we enter into, is subject to a number of risks, including the following:

•	collaborators may have significant discretion in determining the efforts and resources that they will apply to these collaborations;
•	collaborators may not perform their obligations as expected;
•	collaborators may not pursue development and, if successful, commercialization of product candidates or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in the collaborators’ strategic focus or available funding, or external factors, such as an acquisition, that divert resources or create competing priorities;
•	collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

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•	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our products or product candidates if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours, which may cause collaborators to cease to devote resources to the commercialization of our product candidates;
•	collaborators with marketing and distribution rights to one or more of our product candidates that achieve regulatory approval may not commit sufficient resources to the marketing and distribution of such product or products; or commercialization of product candidates, might lead to additional responsibilities for us with respect to product candidates, or might result in litigation or arbitration, any of which would be time-consuming and expensive;
•	collaborators may not properly maintain or defend our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation;
•	collaborators may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability;
•	collaborations may be terminated for the convenience of the collaborator and, if terminated, we would potentially lose the right to pursue further development or commercialization of the applicable product candidates;
•	collaborators may learn about our technology and use this knowledge to compete with us in the future;
•	results of collaborators’ preclinical or clinical studies could produce results that harm or impair other products using our technology;
•	there may be conflicts between different collaborators that could negatively affect those collaborations and potentially others; and
•	the number and type of our collaborations could adversely affect our attractiveness to future collaborators or acquirers.

If our collaborations do not result in the successful development and commercialization of products or if one or more of our collaborators terminates its agreement with us, we may not receive any future research and development funding or milestone or royalty payments under the collaboration. If we do not receive the funding we expect under these agreements, our continued development of our product candidates could be delayed and we may need additional resources to develop additional product candidates. There can be no assurance that our collaborations will produce positive results or successful products on a timely basis or at all.

We seek to establish and collaborate with additional pharmaceutical and biotechnology companies for development and potential commercialization of iBioLaunch-produced and iBioModulator- enhanced product candidates. We face significant competition in seeking appropriate collaborators. Our ability to reach a definitive agreement for a collaboration depends, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. If we fail to reach agreements with suitable collaborators on a timely basis, on acceptable terms, or at all, we may have to curtail the development of a product candidate, reduce or delay its development or the development of one or more of our other product candidates, or increase our expenditures and undertake additional development or commercialization activities at our own expense. If we elect to fund and undertake development or commercialization activities on our own, we may need to obtain additional expertise and additional capital, which may not be available to us on acceptable terms or at all. If we fail to enter into collaborations and do not have sufficient funds or expertise to undertake the necessary development and commercialization activities, we may not be able to further develop our product candidates or bring them to market or continue to develop our product platform and our business may be materially and adversely affected.

If third parties on whom we or our licensees will rely for the conduct of preclinical studies and clinical trials do not perform as contractually required or as we expect, we may not be able to obtain regulatory approval for or commercialize our product candidates and our business may suffer.

We do not have the ability to independently conduct the preclinical studies and clinical trials required to obtain regulatory approval for our product candidates. We have not yet contracted with any third parties to conduct clinical trials of product candidates we develop independently of collaborators. We will depend on licensees or on independent clinical investigators, contract research organizations and other third party service providers to conduct the clinical trials of our product candidates. We will rely heavily on these parties for successful execution of our clinical trials but will not control many aspects of their activities. For example, the investigators participating in our clinical trials will not be our employees. However, we will be responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. Third parties may not complete activities on schedule, or may not conduct our clinical trials in accordance with regulatory requirements or our stated protocols. The failure of these third parties to carry out their obligations could delay or prevent the development, approval and commercialization of our product candidates.

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Risks Related to Intellectual Property

If we or our licensors are unable to obtain and maintain patent protection for our technology and products, or if the scope of the patent protection obtained is not sufficiently broad, competitors could develop and commercialize technology and products similar or identical to ours, and our ability to successfully commercialize our technology and products may be impaired.

Our success depends in part on our ability to obtain and maintain patent and other intellectual property protection in the United States and other countries with respect to our proprietary technology and products. We seek to protect our proprietary position by filing patent applications in the United States and abroad related to our novel technologies and product candidates.

The patent prosecution process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost, in a timely manner, or in all jurisdictions. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. In addition, the laws of foreign countries may not protect our rights to the same extent as the laws of the United States and we may fail to seek or obtain patent protection in all major markets. For example, European patent law restricts the patentability of methods of treatment of the human body more than United States law does. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, we cannot know with certainty whether we were the first to make the inventions claimed in our owned patents or pending patent applications, or that we were the first to file for patent protection of such inventions, nor can we know whether those from whom we license patents were the first to make the inventions claimed or were the first to file. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Our pending and future patent applications may not result in patents being issued which protect our technology or products, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection.

Recent patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. On September 16, 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law. The Leahy-Smith Act includes a number of significant changes to United States patent law. These include provisions that affect the way patent applications are prosecuted and may also affect patent litigation. The U.S. Patent and Trademark Office, or U.S. PTO, recently developed new regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act, and in particular, the first to file provisions, only became effective on March 16, 2013. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

Moreover, we may be subject to a third-party pre-issuance submission of prior art to the U.S. PTO, or become involved in opposition, derivation, reexamination, inter partes review, post-grant review or interference proceedings challenging our patent rights or the patent rights of others. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, our patent rights, allow third parties to commercialize our technology or products and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights. In addition, if the breadth or strength of protection provided by our patents and patent applications is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates.

Even if our pending or future patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us with any competitive advantage. Our competitors may be able to circumvent our patents by developing similar or alternative technologies or products in a non-infringing manner.

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The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our technology and products. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

We may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time-consuming and ultimately unsuccessful.

Competitors may infringe our issued patents or other intellectual property. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their intellectual property. In addition, in a patent infringement proceeding, a court may decide that a patent of ours is invalid or unenforceable, in whole or in part, construe the patent’s claims narrowly or refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation proceeding could put one or more of our patents at risk of being invalidated or interpreted narrowly, which could adversely affect us and our collaborators.

Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of our business.

Our commercial success depends upon our ability, and the ability of our collaborators, to develop, manufacture, market and sell our product candidates and use our proprietary technologies without infringing the proprietary rights of third parties. There is considerable intellectual property litigation in the biotechnology and pharmaceutical industries. While no such litigation has been brought against us and we have not been held by any court to have infringed a third party’s intellectual property rights, we cannot guarantee that our technology, products or use of our products do not infringe third-party patents. It is also possible that we have failed to identify relevant third-party patents or applications. For example, applications filed before November 29, 2000 and certain applications filed after that date that will not be filed outside the United States remain confidential until patents issue. Patent applications in the United States and elsewhere are published approximately 18 months after the earliest filing, which is referred to as the priority date. Therefore, patent applications covering our products or technology could have been filed by others without our knowledge. Additionally, pending patent applications which have been published can, subject to certain limitations, be later amended in a manner that could cover our technologies, our products or the use of our products.

We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products and technology, including interference or derivation proceedings before the U.S. PTO and similar bodies in other countries. Third parties may assert infringement claims against us based on existing intellectual property rights and intellectual property rights that may be granted in the future.

If we are found to infringe a third party’s intellectual property rights, we could be required to obtain a license from such third party to continue developing and marketing our products and technology. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. We could be forced, including by court order, to cease commercializing the infringing technology or product. In addition, we could be found liable for monetary damages, including treble damages and attorneys’ fees if we are found to have willfully infringed a patent. A finding of infringement could prevent us from commercializing our product candidates or force us to cease some of our business operations, which could materially harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business.

Intellectual property litigation could cause us to spend substantial resources and distract our personnel from their normal responsibilities.

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses, and could distract our limited number of personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could compromise our ability to compete in the marketplace.

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If we are unable to protect our trade secrets, our business and competitive position would be harmed.

In addition to seeking patents for some of our technology and product candidates, we also rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. We seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors and other third parties. We also seek to enter into confidentiality and invention or patent assignment agreements with our employees and consultants. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Our trade secrets may also be obtained by third parties by other means, such as breaches of our physical or computer security systems. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

Risks Related to Business Operations

If we acquire companies, products or technologies, we may face integration risks and costs associated with those acquisitions that could negatively impact our business, results from operations and financial condition.

If we are presented with appropriate opportunities, we may acquire or make investments in complementary companies, products or technologies. We may not realize the anticipated benefit of any acquisition or investment. If we acquire companies or technologies, we will face risks, uncertainties and disruptions associated with the integration process, including difficulties in the integration of the operations of an acquired company, integration of acquired technology with our products, diversion of our management’s attention from other business concerns, the potential loss of key employees or customers of the acquired business, and impairment charges if future acquisitions are not as successful as we originally anticipate. In addition, our operating results may suffer because of acquisition-related costs or amortization expenses or charges relating to acquired intangible assets. Any failure to successfully integrate other companies, products or technologies that we may acquire may have a material adverse effect on our business and results of operations. Furthermore, we may have to incur debt or issue equity securities to pay for any additional future acquisitions or investments, the issuance of which could be dilutive to our existing stockholders.

Risks Relating to Our Common Stock

Our operating results may vary significantly in the future, which may adversely affect the price of our common stock.

It is likely that our operating results may vary significantly in the future and that period-to-period comparisons of our operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters our operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our common stock may decline significantly.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Provisions of our certificate of incorporation, bylaws and provisions of applicable Delaware law may discourage, delay or prevent a merger or other change in control that a stockholder may consider favorable. Pursuant to our certificate of incorporation, our Board of Directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protect the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

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•	Diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,

•	Putting a substantial voting block in institutional or other hands that might undertake to support the incumbent Board of Directors, or

•	Effecting an acquisition that might complicate or preclude the takeover.

Our bylaws provide that the number of directors of the company shall be established from time to time by the board. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors. The effect of these provisions may be to delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his, her or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

We do not anticipate paying cash dividends for the foreseeable future, and therefore investors should not buy our stock if they wish to receive cash dividends.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The sale of our common stock through current or future equity offerings may cause dilution and could cause the price of our common stock to decline.

We are entitled under our certificate of incorporation to issue up to 175 million shares of common stock, par value $.001 per share, and 1 million shares of preferred stock, with no par value. As of November 14, 2014, we had issued and outstanding approximately 71.9 million shares of common stock, and 6.7 million and 9.6 million warrants and options, respectively, to purchase shares of common stock. Additionally, we had approximately 5.4 million shares of common stock reserved for future issuance of additional option grants under our 2008 Omnibus Equity Incentive Plan. Accordingly, we will be able to issue up to approximately 16.3 million additional shares of common stock and 1.0 million shares of preferred stock. Sales of our common stock offered through current or future equity offerings may result in substantial dilution to our stockholders. The sale of a substantial number of shares of our common stock to investors, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

The issuance of preferred stock or additional shares of common stock could adversely affect the rights of the holders of shares of our common stock.

Our Board of Directors is authorized to issue up to 1,000,000 shares of preferred stock without any further action on the part of our stockholders. Our Board of Directors has the authority to fix and determine the voting rights, rights of redemption and other rights and preferences of preferred stock. Currently, we have no shares of preferred stock outstanding. Our Board of Directors may, at any time, authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock, and the right to the redemption of the shares, together with a premium, before the redemption of our common stock, which may have a material adverse effect on the rights of the holders of our common stock. In addition, our Board of Directors, without further stockholder approval, may, at any time, issue large blocks of preferred stock. In addition, the ability of our Board of Directors to issue shares of preferred stock without any further action on the part of our stockholders may impede a takeover of our company and may prevent a transaction that is favorable to our stockholders.

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The sale of our common stock to Aspire Capital Fund, LLC may cause substantial dilution to our existing stockholders and the sale of the shares of common stock acquired by Aspire Capital Fund, LLC could cause the price of our common stock to decline.

We have registered for sale 23,418,172 shares that we may sell to Aspire Capital Fund, LLC under the purchase agreement we entered into in August 2014. It is anticipated that such shares will be sold over a period of up to approximately 24 months from October 20, 2014. The number of shares ultimately offered for sale by Aspire Capital Fund, LLC is dependent upon the number of shares we elect to sell to Aspire Capital Fund, LLC under the purchase agreement. Depending upon market liquidity at the time, sales of shares of our common stock under the purchase agreement may cause the trading price of our common stock to decline. As of November 14, 2014, the Company had sold 3,994,754 shares of common stock pursuant to the agreement with Aspire Capital Fund, LLC and received net proceeds of $5,211,680 therefrom.

Aspire Capital Fund, LLC may sell all, some or none of our shares that it holds or comes to hold under the purchase agreement. Sales by Aspire Capital Fund, LLC of shares acquired pursuant to the purchase agreement may result in dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock by Aspire Capital Fund, LLC or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of sales of our shares to Aspire Capital Fund, LLC, and the purchase agreement may be terminated by us at any time at our discretion without any penalty or cost to us.

Further, most of the stock issued to Aspire Capital Fund, LLC will be immediately available for trading. Due to a limitation in the number of shares traded on a regular basis, there may be significant swings in the bid and ask prices of our stock or there may not be any significant volume of the stock available to trade.

We are a defendant in a class action lawsuit. We may incur significant costs in defending this matter and ultimately may not prevail.

On October 24, 2014, a class action lawsuit captioned Juan Pena, Individually and on Behalf of All Others Similarly Situated vs. iBio, Inc. and Robert B. Kay was filed in the United States District Court for the District of Delaware. The action alleges that the Company and its Chief Executive Officer made certain statements in violation of federal securities laws and seeks an unspecified amount of damages. The plaintiff and its counsel solicit shareholders of the Company to join the action and also seek to have the plaintiff appointed lead plaintiff. Neither defendant has been served with the Complaint and therefore no response to the Complaint has been made. We have advised our insurers of this activity and intend to vigorously defend against any claims if this action continues. We are unable to predict the outcome of this Complaint and therefore cannot determine the likelihood of loss nor estimate a range of possible loss. While we know that defense costs and other financial exposure related to this matter are covered by insurance policies maintained by the Company, subject to limitations and other specific terms of the Company’s insurance policies, we cannot provide any assurances with respect to the outcome of the action, including that the claim will not exceed the limits of our insurance policies. In addition to the expense and burden incurred in connection with this proceeding and any damages that we may suffer, our management’s efforts and attention may be diverted from our ordinary business operations in order to address this action. If the final resolution of this matter is unfavorable to us and if our existing insurance coverage is unavailable or inadequate to resolve this matter, our financial condition, results of operations and cash flows might be materially and adversely affected.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements that involve risks and uncertainties. These forward-looking statements are not historical facts but rather are plans and predictions based on current expectations, estimates and projections about our industry, our beliefs and assumptions. We use words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate” and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in the section above entitled “Risk Factors.” You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus.

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USE OF PROCEEDS

We cannot guarantee that we will receive any proceeds in connection with this offering because we may be unable or choose not to issue and sell any securities covered by this prospectus.

Unless otherwise provided in a supplement or amendment to this prospectus, we intend to use any net proceeds from this offering, together with other available funds, for operating costs, including continuing to conduct our clinical development programs and working capital needs and for other general corporate purposes.

We have not specifically identified the precise amounts we will spend on each of these areas or the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering and progress with clinical trials. In addition, expenditures may also depend on the establishment of new collaborative arrangements with other companies, the availability of other financing, and other factors.

We will be required to raise substantial additional capital to continue to fund our continued activities. We may raise additional capital through additional public or private financings, as well as collaborative relationships, incurring debt and other available sources. Please see the discussion of the risks associated with our liquidity in the section “Risk Factors”.

PLAN OF DISTRIBUTION

The securities being offered may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

•	through underwriters for resale to the public or investors;

•	transactions on NYSE MKT or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in private transactions and transactions otherwise than on these exchanges or systems;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	in connection with short sales of the shares;

•	by pledge to secure debt and other obligations;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

•	through a combination of any of the above transactions; or

•	any other method permitted by law.

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We may sell our securities directly to one or more purchasers, or to or through underwriters, dealers or agents or through a combination of those methods. The related prospectus supplement will set forth the terms of each offering, including:

•	the name or names of any agents, dealers, underwriters or investors who purchase the securities;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the amount of any compensation, discounts commissions or fees to be received by the underwriters, dealer or agents;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which such securities may be listed;

•	the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

•	the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the securities.

In addition, any securities covered by this prospectus that qualify for sale pursuant to Regulation S may be sold pursuant to Regulation S rather than pursuant to this prospectus.

In connection with the sale of our securities, underwriters may receive compensation from us or from purchasers of our securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters. Discounts or commissions they receive and any profit on their resale of our securities may be considered underwriting discounts and commissions under the Securities Act.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered to this prospectus.

We may agree to indemnify underwriters, dealers and agents who participate in the distribution of our securities against various liabilities, including liabilities under the Securities Act. We may also agree to contribute to payments that the underwriters, dealers or agents may be required to make in respect of these liabilities. We may authorize dealers or other persons who act as our agents to solicit offers by various institutions to purchase our securities from us under contracts that provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning any series of our securities, we will indicate that in the prospectus supplement or amendment.

In connection with an offering of our securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in our securities for their own account. In addition, underwriters may bid for, and purchase, our securities in the open market to cover short positions or to stabilize the price of our securities. Finally, underwriters may reclaim selling concessions allowed for distributing our securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time. Agents and underwriters may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF OUR CHARTER AND BYLAWS;
TRANSFER AGENT AND REGISTRAR

Provisions of our Charter, bylaws and provisions of applicable Delaware law may discourage, delay or prevent a merger or other change in control that a stockholder may consider favorable. Pursuant to our Charter, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of his/her or its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

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•	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,

•	putting a substantial voting bloc in institutional or other hands that might undertake to support the incumbent board of directors, or

•	effecting an acquisition that might complicate or preclude the takeover.

Our bylaws provide that the number of directors of the company shall be established from time to time by the board. Our Charter and bylaws do not provide for cumulative voting in the election of directors. The effect of these provisions may be to delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his, her or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

Description of Capital Stock

The following description of our capital stock and certain provisions of our Charter and our amended and restated bylaws, or Bylaws, is a summary and is qualified in its entirety by the provisions of our Charter and Bylaws.

Our authorized capital stock consists of 175,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. Please see “Certain Provisions of Delaware Law and of Our Charter and Bylaws; Transfer Agent and Registrar” for a description of those provisions in our Charter and Bylaws that would have an effect of delaying, deferring or preventing a change in control of iBio and that would operate only with respect to an extraordinary corporate transaction involving us or our subsidiaries.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have cumulative voting rights. Holders of common stock have no preemptive, redemption or conversion rights and are not subject to future calls or assessments. No sinking fund provisions apply to our common stock. All outstanding shares are fully-paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in assets available for distribution, subject to any prior distribution rights of any preferred stock then outstanding. Holders of common stock are entitled to receive proportionately any such dividends declared by our Board, out of legally available funds for dividends, subject to any preferences that may be applicable to any shares of preferred stock that may be outstanding at that time. The rights, preferences and privileges of holders of common stock are set forth in our Charter, which may be amended by the holders of a majority of the outstanding shares of common stock.

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Preferred Stock

Our Board is authorized to issue up to 1,000,000 shares of preferred stock in one or more series without stockholder approval. Our Board may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our Board to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. Examples of rights and preferences that the Board may fix are:

•	dividend rights,

•	dividend rates,

•	conversion rights;

•	voting rights,

•	terms of redemption, and

•	liquidation preferences.

The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future.

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Description of Debt Securities

The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

We may offer senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to the trustee under the senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. We included copies of the forms of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

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General

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time;

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•	provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of Debt Securities—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior or subordinated;

•	the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•	the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or other securities of iBio or the method by which any such portion shall be determined;

•	if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or other securities of iBio received on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

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•	the record dates for interest payment dates, or the method by which such dates will be determine;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

•	the place or places where the principal of, and any premium or make-whole amount, and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	the times, prices and other terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such obligation;

•	the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•	whether the principal of, and any premium or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

•	whether the amount of payments of principal of, and any premium or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•	whether the debt securities will be in registered form, bearer form or both and (i) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (ii) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

•	any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa, if permitted by applicable laws and regulations;

•	whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may, or shall be required to, exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•	the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

•	the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

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•	whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

•	whether and under what circumstances the debt securities being offered are convertible into common stock or other securities of iBio, as the case may be, including the conversion price or rate and the manner or calculation thereof;

•	the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•	if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

•	the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

•	any deletions from, modifications of or additions to our events of default or covenants with regard to such debt securities and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

•	applicable CUSIP numbers; and

•	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

We also may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.

Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (i) would limit our ability to incur indebtedness or (ii) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

Neither the Delaware General Corporate Law nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

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Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

•	exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•	surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we, nor any trustee, will be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•	register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:

•	either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium or make-whole amount, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in each indenture;

•	after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

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•	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants

Existence. Except as described under “—Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

Payment of taxes and other claims. The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent (i) all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our or our subsidiaries’ income, profits or property, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of our subsidiaries. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of financial information. The indentures require us to (i) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act, (ii) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, (iii) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (i) and (ii) above, and (iv) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

Additional covenants. The applicable prospectus supplement will set forth any additional covenants of iBio relating to any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

•	default in the payment of principal of, or any premium or make-whole amount on, any debt security of such series for five business days at its stated maturity;

•	default in making any sinking fund payment as required for any debt security of such series for five business days

•	default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by iBio continuing for 60 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

•	a default under any bond, debenture, note, mortgage, indenture or instrument:

(i)	having an aggregate principal amount of at least $30,000,000; or

(ii)	under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries, if we are directly responsible or liable as obligor or guarantor, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to the issuing company specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice shall specify such default and require us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a “Notice of Default” under such indenture;

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•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of iBio or any significant subsidiary of iBio; and

•	any other event of default provided with respect to a particular series of debt securities.

When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•	we have deposited with the applicable trustee all required payments of the principal, any premium or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium or make-whole amount, have been cured or waived.

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal, any premium or make-whole amount, or interest;

•	in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

•	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

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•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

•	change the stated maturity of the principal of, or any premium or make-whole amount on, or any installment of principal of or interest on, any such debt security;

•	reduce the principal amount of, the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, any such debt security;

•	reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment or the coin or currency for payment of principal of, or any premium or make-whole amount, or interest on, any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•	reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under such indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

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•	to add or change any provisions of an indenture (i) to change or eliminate restrictions on the payment of principal of, or premium or make-whole amount, or interest on, debt securities in bearer form, or (ii) to permit or facilitate the issuance of debt securities in certificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

•	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

•	the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

•	the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

•	the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

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Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•	the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

Unless otherwise provided in the applicable prospectus supplement, subordinated debt securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated debt securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated debt securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated debt securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated debt securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of iBio and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated debt securities may recover less, ratably, than our general creditors.

The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.

No restrictions will be included in any indenture relating to subordinated debt securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•	either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

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•	we have paid or caused to be paid all other sums payable; and

•	an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied has been delivered to the trustee.

Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company may elect either:

•	to defease and be discharged from any and all obligations with respect to such debt securities; or

•	to be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium or make-whole amount, and interest.

When we use the term “government obligations,” we mean securities that are:

•	direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (i) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (ii) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium or make-whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

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When we use the term “conversion event,” we mean the cessation of use of:

•	a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

•	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

In the event that (i) we effect covenant defeasance with respect to any debt securities and (ii) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, the issuing company would remain liable to make payments of any amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of iBio will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of iBio, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

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We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

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The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse

There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

Description of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

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•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive any dividends or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent upon exercise.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue or series of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Description of Units

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

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Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

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We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

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Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Charter will provide for indemnification of our officers and directors to the extent permitted by Delaware law, which generally permits indemnification for actions taken by officers or directors as our representatives if the officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation.

As permitted under Delaware law, our By-laws contain a provision indemnifying directors against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with an action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

The separation and distribution agreement that we have entered into with Integrated BioPharma provides for indemnification by us of Integrated BioPharma and its directors, officers and employees for some liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934 in connection with the distribution, and a mutual indemnification of each other for product liability claims arising from their respective businesses, and also requires that we indemnify Integrated BioPharma for various liabilities of iBio, and for any tax that may be imposed with respect to the distribution and which result from our actions or omissions in that regard.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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LEGAL MATTERS

The legality of the securities offered hereby has been passed on for us by Andrew Abramowitz, PLLC, New York, New York.

EXPERTS

The consolidated financial statements of iBio, Inc. and Subsidiaries as of June 30, 2014 and 2013, and for the years then ended, incorporated by reference in the registration statement, of which this prospectus forms a part, have been audited by CohnReznick LLP, an independent registered public accounting firm, as set forth in their report, which includes an explanatory paragraph related to iBio, Inc. and Subsidiaries’ ability to continue as a going concern, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge. Written requests for such copies should be directed to iBio, Inc., 9 Innovation Way, Suite 100, Newark, Delaware 19711, attention: Investor Relations or by telephone request to (302) 355-0650. Our website is located at http://www.ibioinc.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus. Information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We hereby incorporate by reference into this prospectus the documents listed below, and any future filings made by us with the SEC under Section 13(a), 13(c), 14, or 15(d) or the Exchange Act until we close this offering, including all filings made after the date of the registration statement. We hereby incorporate by reference the following documents; provided, however, that we are not incorporating any information contained in any Current Report on Form 8-K that is furnished but not filed with the SEC:

1.	Our Annual Report on Form 10-K as of and for the year ended June 30, 2014 filed with the SEC on September 29, 2014 (Commission File No. 011-35023).

2.	Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K as of and for the year ended June 30, 2014 filed with the SEC on October 28, 2014 (Commission File No. 011-35023).

3.	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 filed with the SEC on November 14, 2014 (Commission File No. 011-35023).

4.	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on November 12, 2014 (Commission File No. 011-35023).

5.	All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering.

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Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be made to us at the following address or telephone number:

iBio, Inc.

9 Innovation Way, Suite 100

Newark, Delaware 19711

(302) 355-0650

Attention: Corporate Secretary

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PROSPECTUS

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

IBIO, INC.

$100,000,000

 Common Stock

Preferred Stock

Debt Securities

Warrants

Units

November 20, 2014